UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: July 7, 2017 (July 7, 2017)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

At Market Issuance Sales Agreement

On July 7, 2017, Pluristem Therapeutics Inc., or Pluristem, entered into an At Market Issuance Sales Agreement, or the Sales Agreement, with Oppenheimer & Co. Inc., FBR Capital Markets & Co. and MLV & Co. LLC, or collectively referred to as the Agents, pursuant to which Pluristem may issue and sell shares of its common stock having an aggregate offering price of up to $80 million from time to time through the Agents.  FBR Capital Markets & Co. and MLV & Co. LLC are affiliated entities of each other.

Any sales of shares of common stock pursuant to the Sales Agreement will be made under Pluristem's currently effective shelf registration statement on Form S-3 (File No. 333-218916), the prospectus contained therein and the prospectus supplement dated and filed on July 7, 2017.  The Agents may sell common stock by any method deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act of 1933, as amended. Subject to the terms and conditions of the Sales Agreement, the Agents will use their commercially reasonable efforts to sell the shares of Pluristem's common stock from time to time, based upon Pluristem's instructions (including any price, time or size limits or other parameters or conditions that Pluristem may impose). Pluristem will pay to the Agents in cash a commission of up to 3.0% of the gross proceeds from the sale of any shares of common stock by the Agents under the Sales Agreement. Pluristem and the Agents have also provided each other with customary indemnification rights.

Pluristem is not obligated to make any sales of common stock under the Sales Agreement and no assurance can be given that Pluristem will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement may be terminated by either party at any time upon 2 days' notice to the other party, or by the Agents at any time in certain circumstances. In addition, the Sales Agreement will automatically terminate upon the sale of all common stock subject to the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, relating to the common stock being offered, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated July 7, 2017, by and among the Company, Oppenheimer & Co. Inc., FBR Capital Markets & Co. and MLV & Co. LLC.
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: July 7, 2017	By:	/s/ Erez Egozi
	Name:	Erez Egozi
	Title:	Chief Financial Officer